UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 786 459 1831

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01. Changes in Registrant’s Certifying Accountants.

On March 27, 2018, the Audit Committee of the Board of Directors of Motus GI Holdings, Inc. (the “Company”) approved the dismissal of Brightman Almagor Zohar & Co., member of Deloitte Touche Tohmatsu Limited (“Deloitte”), as the Company’s independent registered public accounting firm, effective March 30, 2018 and the engagement of EisnerAmper LLP (“EA”) as its new independent registered public accounting firm as of and for the year ended December 31, 2018. As a result of the move of the Company’s principal executive offices to the United States, the Audit Committee believes that utilizing an accounting firm based in the United States would better serve the Company. As described below, the change in independent registered public accounting firm is not the result of any disagreement with Deloitte.

Deloitte’s audit reports on the financial statements for the years ended December 31, 2017 and 2016 did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports contained explanatory paragraphs in which they indicated conditions existed that raised substantial doubt about the Company’s ability to continue as a going concern (the “Going Concern Explanation”).

During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim periods through March 30, 2018, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the Going Concern Explanation described above.

During the fiscal years ended December 31, 2016 and 2017 and the subsequent interim periods through March 30, 2018, neither the Company nor anyone on its behalf has consulted with EA regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that EA concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Deloitte with a copy of the disclosures in this Form 8-K and has requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”), stating whether it agrees with the statements made herein and if not, stating in what respects it does not agree. A copy of Deloitte’s letter, dated April 2, 2018, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

16.1	Letter from Deloitte to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: April 2, 2018	By:	/s/ Mark Pomeranz
	Name:	Mark Pomeranz
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte to the SEC